RESTATED LOAN AGREEMENT

THIS RESTATED LOAN AGREEMENT made as of the 20th day of June, 2007.

BETWEEN:

ORE-MORE RESOURCES INC. a company duly incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as the "Debtor")

- and -

DAVID ADELMAN an individual residing in the City of Calgary, in the Province of Alberta (hereinafter referred to as the "Lender")

WHEREAS the Lender has provided a One Hundred Twenty Five Thousand ($125,000.00) Dollar loan (the "Loan") to the Debtor pursuant to a loan agreement made between the Debtor and the Lender dated June 15, 2007(the “First Loan Agreement”);

AND WHEREAS the Debtor was not incorporated until June 20, 2007;

AND WHEREAS the Debtor and the Lender wish to restate the First Loan Agreement as of the effective date of the incorporation of the Debtor;

AND WHEREAS the Lender and Debtor wish to enter this Agreement to set out the terms for the repayment of the Loan to the Lender.

NOW THEREFORE in consideration of the mutual agreements and covenants herein contained, the receipt and sufficiency of which the Debtor and the Lender hereby acknowledge, the parties agree as follows:

ARTICLE 1

GENERAL

1.1

Entirety of Agreement

This Agreement contains the entire agreement between the Debtor and the Lender and the Debtor and the Lender acknowledge and agree that there are no oral or other written agreements, undertakings, promises, conditions, representations or warranties respecting the Loan.

1.2

Severance

If any provision of this Agreement is judicially determined to be illegal or unenforceable, such provision shall be ineffective to the extent of such illegality or unenforceability, but without affecting the validity or enforceability of the remaining provisions of this Agreement.

1.3

Proper Law and Adjudicating Jurisdiction

This Agreement shall be construed and enforced in accordance with, and the rights of the Lender and the Debtor shall be governed by, the laws of the Province of Alberta and the Debtor and the Lender irrevocably attorn to the jurisdiction of the Courts of the Province of Alberta in respect of all matters contemplated herein.

ARTICLE 2

 REPAYMENT OF LOAN

2.1

Repayment of Loan

Subject to the terms and conditions of this Agreement, the Lender and Debtor hereby agree that the Loan shall be deemed repaid by the payment of One Hundred Twenty Five Thousand ($125,000.00) Dollars by the Debtor to the Lender, together with interest thereon or on so much as from time to time remains unpaid at the rate of Ten (10%) percent (herein referred to as the “Interest Rate”), per annum calculated as well after as before maturity, default or judgment until the principal sum and interest is paid.    Interest at the Interest Rate on the amounts from time to time advanced and principal, computed from the respective dates of such advances will become due and be paid on June 30, 2009.

2.2

Interest

The Debtor and the Lender acknowledge and agree that there shall be no interest (or principal) due or payable in respect of the Loan until the end of the Term.

ARTICLE 3

LENDER'S REPRESENTATIONS AND WARRANTIES

3.1

Lender's Representations and Warranties

The Lender hereby represents and warrants to the Debtor that the Lender has the authority to execute this Agreement and complete the transactions contemplated herein and all necessary action has been or will have been taken by the Lender to complete the transactions and fulfill his obligations contemplated pursuant to this Agreement.

ARTICLE 4

 DEBTOR'S REPRESENTATIONS AND WARRANTIES

4.1

Debtor's Representations and Warranties

The Debtor represents and warrants to the Lender as follows:

(a)

the Debtor is a corporation, duly incorporated and organized and validly subsisting and in good standing pursuant to the laws of the jurisdiction of its incorporation; and

(b)

the Debtor has the full and requisite corporate power and authority to execute this Agreement and complete the transactions contemplated herein and all necessary corporate action has been or will have been taken by the Debtor to complete the transactions and fulfill its obligations contemplated pursuant to this Agreement.

ARTICLE 5

GENERAL PROVISIONS

5.1

Time of the Essence

Time shall be of the essence of this Agreement.

5.2

Survival

The provisions of this Agreement shall survive the Closing Date.

5.3

Further Assurances

Each of the parties hereto shall execute and deliver such further or additional documents and instruments as may reasonably be considered necessary or desirable by its respective solicitor to properly reflect and carry out the true intent and meaning of this Agreement.

5.4

Assignment

This Agreement shall not be assignable by either party without prior written consent of the other party.

5.5

Notices

All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be given in the manner, and to the parties at their respective registered offices.

5.6

Enurement

This Agreement shall enure to the benefit of and be binding upon the parties and their successors and permitted assigns.

5.7

Currency

All dollar amounts referred to herein shall be in Canadian currency.

5.8

Headings

The division of this Agreement into Articles, Sections, Subsections and Schedules and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

5.9

Counterpart and Facsimile

This Agreement may be executed in separate counterparts, and all such executed counterparts when taken together shall constitute one (1) agreement.  The parties shall be entitled to rely on delivery of a facsimile copy of the executed Agreement and such facsimile copy shall be legally effective to create a valid and binding agreement.

IN WITNESS WHEREOF the Lender and the Debtor have executed this Agreement as of the day and year first above written.

ORE-MORE RESOURCES INC.

Per: /s/ David Goldenberg

/s/ Joseph Bucci

/s/ David Adelman

Witness

DAVID ADELMAN

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